                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Universal Truckload Services, Inc. pertaining to the Universal Truckload Services, Inc. 2004 Stock Incentive Plan of our report dated October 20, 2004, with respect to the consolidated financial statements of AFA Enterprises, Inc. as of December 31, 2003 and for the year then ended, included in its Registration Statement on Form S-1 (File No. 333-120510) filed with the Securities and Exchange Commission on February 11, 2005.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
March 16, 2005